Exhibit 23

Consent of RubinBrown LLP

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-150496) of FutureFuel Corp. of our reports dated March 12, 2015, relating to the consolidated financial statements of FutureFuel Corp. and subsidiaries and the effectiveness of internal control over financial reporting of FutureFuel Corp. and subsidiaries, which appear in this Form 10-K.

/s/ RubinBrown LLP

St. Louis, Missouri

March 12, 2015